Exhibit 99.1

HereLab, Inc.

Financial Statements

For the Period from Inception

February 27, 2017 to December 31, 2017

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of HereLab, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of HereLab, Inc. (the Company) as of December 31, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on February 27, 2017 to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from inception on February 27, 2017 to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Haynie & Company
We have served as the Company’s auditor since 2018.
Salt Lake City, Utah
March 27, 2018

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HereLab, Inc.

Balance Sheet

December 31, 2017

Assets
Current Assets
Cash and cash equivalents	$119
Accounts receivable, net of allowance for doubtful accounts of $0	3,000
Total Current Assets	3,119
Total Assets	$3,119

Liabilities
Current Liabilities
Income tax payable	$3,332
Total Current Liabilities	3,332
Total Liabilities	$3,332

Commitments and Contingencies
Stockholders' Equity
Common stock, $0.00001 par value, 10,000,000 shares authorized, 3,300,000 shares issued and outstanding	$33
Additional paid-in capital	2,673
Retained earnings	(2,919)
Total Stockholders' Equity	(213)
Total Liabilities and Stockholders' Equity	$3,119

See accompanying notes to audited financial statements.

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HereLab, Inc.

Statement of Operations

For the Period from Inception (February 27, 2017) to December 31, 2017

Net revenue	$27,759

Operating expenses
Selling, general, and administrative	13,609
Total operating expenses	13,609

Income from operations	14,150

Income before income taxes	14,150
Income tax expense	3,332
Net income	$10,818

Net income per common shares:
Basic and Diluted	$0.003

Weighted average shares outstanding:
Basic and Diluted	3,300,000

See accompanying notes to audited financial statements.

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HereLab, Inc.

Statement of Changes In Stockholders' Equity

For the Period from Inception (February 27, 2017) to December 31, 2017

	Common Stock		Additional Paid in	Retained
	Shares	Amount	Capital	Earnings	Totals
Balance February 27, 2017	–	$–	$–	$–	$–

Issuance of common stock	3,300,000	33	–	–	33

Net income	–	–	–	10,818	10,818

Stockholders' distribution	–	–	–	(13,737)	(13,737)

Stockholders' contribution	–	–	2,673	–	2,673

Balance December 31, 2017	3,300,000	$33	$2,673	$(2,919)	$(213)

See accompanying notes to audited financial statements.

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HereLab, Inc.

Statement of Cash Flows

For the Period from Inception (February 27, 2017) to December 31, 2017
Cash Flows from Operating Activities:
Net Income	$10,818

Adjustments for:
Change in accounts receivable	(3,000)
Change in income tax payable	3,332

Net Cash Provided by Operating Activities	11,150

Cash Flows from Financing Activities:
Stockholder's contribution	2,673
Stockholder's distribution	(13,737)
Issuance of common stock	33
Net Cash (Used) by Financing Activities	(11,031)

Net Increase in Cash and Cash Equivalents	119

Cash and Cash Equivalents at Beginning of Period	–

Cash and Cash Equivalents at End of Period	$119

See accompanying notes to audited financial statements.

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HereLab, Inc.

Notes to Audited Financial Statements

For the period from inception February 27, 2017 to December 31, 2017

1. NATURE OF OPERATIONS

HereLab Corporation (the Company) was incorporated on February 27th, 2017 in Delaware. It maintains its principal office in Massachusetts at 10 Rock Pond Road, West Tisbury, MA 02575.

The Company was only recently formed and is an applied Internet of Things (IoT) product and service design consultancy that focuses on innovative hardware and social impact design, which helps businesses and municipalities understand, better relate to and manage built and natural environments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform with generally accepted accounting principles (GAAP).

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Fair Value of Financial Instruments

The fair value of certain of the Company’s financial instruments including cash and cash equivalents approximate their carrying amounts because of the short-term maturity of these instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents, which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At December 31, 2017, the Company had $0 in excess of the FDIC insurance limit.

Allowance for Bad Debt

The company estimates allowance for doubtful accounts based on the aged receivable balance. The company charges off uncollectible accounts receivable when management estimates no possibility of collecting the related receivable.

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HereLab, Inc.

Notes to Audited Financial Statements

For the period from inception February 27, 2017 to December 31, 2017

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue for products is recognized when the sales amount is determined, shipment of goods to the customer has occurred and collection is reasonably assured.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company's tax returns are subject to tax examinations by U.S. federal and state authorities until respective statute of limitation. Currently, the 2017 tax year is open and subject to examination by taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of the taxing authorities. The Company does not have any accruals for uncertain tax positions at December 31, 2017. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.

3. RECENT ACCOUNTING PRONOUNCEMENTS

The Company computes net earnings (loss) per share under Accounting Standards Codification subtopic 260-10, "Earnings Per Share" ("ASC 260-1 O"). Basic earnings or loss per share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.

In May 2016, accounting guidance was issued to clarify the not yet effective revenue recognition guidance issued in May 2014. This additional guidance does not change the core principle of the revenue recognition guidance issued in May 2014, rather, it provides clarification of accounting for collections of sales taxes as well as recognition of revenue (i) associated with contract modifications, (ii) for noncash consideration, and (iii) based on the collectability of the consideration from the customer. The guidance also specifies when a contract should be considered "completed" for purposes of applying the transition guidance. The effective date and transition requirements for this guidance are the same as the effective date and transition requirements for the guidance previously issued in 2014, which is effective for interim and annual periods beginning on or after December 15, 2017. The Company has not yet determined the impact that this new guidance will have on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in this update change existing guidance related to accounting for employee share-based payments affecting the income tax consequences of awards, classification of awards as equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

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HereLab, Inc.

Notes to Audited Financial Statements

For the period from inception February 27, 2017 to December 31, 2017

3. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update revise the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. The amendments are effective for annual reporting periods after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

Other Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

4. STOCKHOLDERS' EQUITY

The Company's original Certificate of Incorporation authorized the Company to issue 10,000,000 shares of common stock, par value $0.00001 per share. As of December 31, 2017, 3,300,000 shares of common stock were issued and outstanding.

5. EARNINGS PER SHARE

The following table sets forth the composition of the weighted average shares (denominator) used in the basic per share computation for the period from inception, February 27, 2017, to December 31, 2017.

For the period from inception (February 27, 2017) to December 31, 2017
Net income	$10,818

Weighted average share outstanding basic	3,300,000

Basic income per share	$0.003

6. INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic No. 740. This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. Income tax returns open for examination by the Internal Revenue Service consist of tax year ended December 31, 2017.

The Tax Cuts and Jobs Act was enacted on December 22, 2017 which reduced the U.S. corporate statutory tax rate from 35% to 21% beginning on January 1, 2018. Federal effective rates and deferred tax liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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HereLab, Inc.

Notes to Audited Financial Statements

For the period from inception February 27, 2017 to December 31, 2017

6. INCOME TAXES (Continued)

Current income taxes are computed at the applicable statutory federal and state rates for each year as follows:

12/31/17

Federal Tax	2,173
Federal Effective Rate	15%

State Tax	1,159
State Effective Rate	8%

Combined Tax	3,332
Combined Rate	23%

No deferred income tax items exist at December 31, 2017 as there are no income tax timing differences.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are the following items to disclose:

On January 11th, 2018, HereLab, Inc. was acquired as a wholly-owned subsidiary by IIoT-Oxys.

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